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                                                                EXHIBIT 10.12

COMMONWEALTH OF VIRGINIA

COUNTY OF ______________


                                 SALES CONTRACT




         THIS SALES CONTRACT ("Contract") is made as of the Date of this Contract (as defined in the last paragraph below) among the following parties:

         Purchaser:               WINN Limited Partnership,
                                  a North Carolina limited partnership
                                  2209 Century Drive, Suite 300
                                  Raleigh, North Carolina 27622
                                  Attention:  Robert W. Winston, III


         Seller:                  ___________________________________
                                  ___________________________________
                                  ___________________________________

         Escrow Agent:            The Title Company of North Carolina, Inc.
                                  Post Office Box 2718
                                  Raleigh, North Carolina 27602
                                  Attention:  F. Alton Russell, Esquire


                         W I T N E S S E T H  T H A T:

         WHEREAS, Seller is the owner of the Property (as hereinafter defined); and

         WHEREAS, Seller desires to sell the Property and Purchaser desires to purchase the Property from Seller;

         NOW, THEREFORE, in consideration of the agreements contained herein, the Earnest Money, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:





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         1.      Property.  Seller agrees to sell, and Purchaser agrees to
purchase from Seller, the land described on Exhibit A, together with all rights, specifically including, but not limited to, timber rights, members, and appurtenances thereto and together with all improvements and fixtures located
thereon (the "Property").   The Property contains approximately 2.18 acres,
with the exact acreage thereof to be determined in accordance with the survey to be provided by Purchaser in accordance with paragraph 20 hereof. Additionally, Seller agrees to provide Purchaser with copies of all studies, reports and plans, if any, which Seller has compiled relative to the development of the Property and assign all rights in any of the foregoing to Purchaser as set forth in paragraph 20.

         2. Earnest Money. Purchaser shall deliver to Escrow Agent the sum of Twenty Five Thousand and N0/100 Dollars ($25,000.00) as the earnest money, to be delivered to Escrow Agent on the Date of this Contract. Such sum, together with all interest earned thereon is hereinafter referred to as the "Earnest Money". The Escrow Agent is hereby authorized and directed to invest such sum in interest bearing obligations of a bank in the state in which the Property is located. The Earnest Money shall be retained or refunded, as the case may be, in accordance with the terms of this Contract and shall be applied as a credit against the Purchase Price at Closing.

         3. Purchase Price. The purchase price (the "Purchase Price") of the Property shall be Four Hundred Ninety Five





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Thousand and N0/100 Dollars ($495,000.00) payable in cash at Closing.  The
Purchase Price is based on the Property being properly zoned so as to permit and allow Purchaser's intended use of the Property set forth in paragraph 20.

         4.      Costs and Prorations.

                 4.1 Purchaser shall pay the Commonwealth of Virginia property transfer tax applicable to this transaction. Purchaser shall pay the cost of recording the general warranty deed. Each party shall pay its own attorney's fees. Seller shall pay the costs of the title insurance commitment and survey which Seller shall provide pursuant to paragraph 20. Purchaser shall pay the premium for the title insurance policy which may be issued to Purchaser pursuant to the title insurance commitment provided by Seller.

                 4.2 Ad valorem taxes assessed against the Property for the year in which Closing occurs shall be prorated as of the date of Closing. If the proration is not based on the actual tax bill for the year in which Closing occurs, the parties agree to adjust the proration when the actual tax bill is available.

         5. Title. Seller shall convey good, marketable, fee simple and insurable title to the Property to Purchaser by general warranty deed. The title may be subject to current and future ad valorem property taxes, general utility easements serving the Property only and zoning, municipal land use rules, regulations, ordinances and statutes which do not prohibit or impair in any way Purchaser's intended use of the Property as set





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forth in paragraph 21.   The Property shall not be subject to any (i) deed of
trust, mortgage, security agreement, judgment, prepaid assessments for improvements, lien or claim of lien, or any other title exception or defect that is monetary in nature, Seller hereby agrees to pay and satisfy of record any such title defects or exceptions prior to or at Closing at Seller's expense, or (ii) any leases, rental agreements or other rights of occupancy of any kind, whether written or oral. As to any other title exceptions or defects not covered by the preceding two sentences, including, but not limited to easements or restrictions, Purchaser shall have until the expiration of the Feasibility Period to review the title insurance commitment to be provided by Seller and the title exceptions listed therein and to notify Seller in writing of any objections which Purchaser may have. If Purchaser fails to give any notice to Seller by such date, Purchaser shall be deemed to have waived this right to object to any other title exceptions or defects. If Purchaser does give Seller notice of objection to any other title exceptions or defects, Seller shall then have the right, but not the obligation, for a period of ten
(10) days after receipt of such notice within which to cure or satisfy such objection ("cure period"). If the objection is not so satisfied by Seller, then Purchaser shall have the right to terminate this Contract, in which case the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, obligations or duties under this Contract. If Seller does so cure or satisfy





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the obligation, then this Contract shall continue in effect.  Purchaser shall have the right at any time to waive any objections that it may have made and thereby to preserve this Contract in effect. Seller agrees not to further encumber in any way Seller's title to the Property after the Date of this Contract.

         6. Closing. Purchaser has entered into a contract to purchase that certain Holiday Inn Express containing 80 rooms located in Abdington, Virginia ("the Hotel"), which is located upon certain real property which
adjoins the Property.   Subject to paragraphs 21 and 26, the closing or
settlement ("Closing") of the transaction contemplated hereby shall be held in the area in which the Property is located during regular business hours and shall occur concurrent with the closing of the Hotel.

         7. Real Estate Commission. Purchaser and Seller do hereby represent each to the other that they know of no realtor, agent or other party involved in this transaction who is entitled to, or has a claim for, a real estate commission or fee and neither Seller or Purchaser has employed any such party. Seller and Purchaser covenant and agree to indemnify and forever hold each other harmless against any loss, liability, costs, claims, demands, damages, actions, causes of action, and suits arising out of or in any manner related to the alleged employment or use by Seller or Purchaser, as the case may be, of any real estate broker or agent.





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         8.      Inspection.  Purchaser and Purchaser's agents, employees and independent contractors shall have the right and privilege to enter upon the Property prior to Closing to inspect the Property and to conduct soil borings and other geological, environmental, engineering, or landscaping tests or studies, all at Purchaser's sole cost and expense. The right shall be exercised after notice to Seller, and Seller or Seller's designated representative or agent shall have the right to be present. Purchaser agrees to refill and repair any holes created while conducting soil borings and to minimize disturbance or damage which may be caused. Purchaser hereby covenants and agrees to indemnify and hold Seller harmless from any and all loss, liability, costs, claims, demands, damages, actions, causes of actions, and suits arising out of or in any manner related to the exercise by Purchaser of Purchaser's rights under this paragraph.

         9. Eminent Domain. If, after the Date of this Contract and prior to Closing, Seller receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Property or any portion thereof, Seller shall immediately notify Purchaser in writing, and Purchaser shall elect within ten (10) days from and after such notice, by written notice to Seller, either: (i) to terminate this Contract, in which event the Earnest Money shall be returned to Purchaser and this Contract shall be null and void and of no further force and effect; or (ii) to close the transaction contemplated hereby





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in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall not be reduced, and Seller shall assign to Purchaser, Seller's rights in any condemnation award or proceeds relative to the Property. If Purchaser does not make such election within the aforesaid time period, Purchaser shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (ii) above.

         10. Notice. Each notice required or permitted to be given hereunder must comply with the requirements of this paragraph. Each such notice shall be sent by personal hand delivery, by depositing it with a nationally recognized overnight courier service or by depositing it with the United States Postal Service or any official successor thereto, certified or registered mail, return receipt requested, with adequate postage prepaid, addressed to the appropriate party (and marked to a particular individual's attention) as hereinbefore provided. Each such notice shall be effective upon being so hand delivered or deposited, but the time period in which a response to any such notice must be given or any action taken with respect thereto shall commence to run from the date of delivery if by personal hand delivery or overnight courier service or the date of receipt of the notice by the addressee thereof if mailed as set forth above, as evidenced by the return receipt. Rejection or other refusal by the addressee to accept delivery or the inability to deliver because of a changed address of which no notice was given





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shall be deemed to be the receipt of the notice sent.  In the event that registered or certified mail service is not being provided by the United States Postal Service or any official successor thereto at the time in question, each notice may then be served by personal service or sent by regular mail to the address as hereinbefore provided. The addresses of the parties shall be those set forth on the first page of this Contract. With respect to any notices to be given to Purchaser hereunder, a copy shall also be delivered as follows:

                             William W. Bunch, III
                                 Brown & Bunch
                      4900 Falls of Neuse Road, Suite 210
                         Raleigh, North Carolina 27609

         With respect to any notices to be given to Seller hereunder, a copy shall also be delivered as follows:

                          ___________________________
                          ___________________________
                          ___________________________

         Any party shall have the right from time to time to change the address to which notices to it shall be sent and to specify up to two additional addresses to which copies of notices to it





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shall be sent by giving to the other party at least fifteen (15) days prior notice of the changed address or additional addresses.

         11. Documents. At or prior to Closing, each party shall deliver to the other party appropriate evidence to establish the authority of such party to enter into and close the transaction contemplated hereby. Seller shall also deliver to Purchaser at Closing Seller's general warranty deed containing a legal description of the Property drafted in accordance with the survey of the Property to be provided by Seller in accordance with paragraph 21 hereof and an affidavit of title with respect to the Property in form reasonably satisfactory to Purchaser's title insurer to issue title insurance without exception for mechanic's or materialmen's or other statutory liens or for the rights of parties in possession. Seller shall also deliver an affidavit in order to meet the requirements of Internal Revenue Code Section 1445 (non-foreign affidavit) and shall provide such information as is necessary and required for the closing attorney to comply with the reporting requirements
of Internal Revenue Code Section 1099.   The parties shall also deliver at
Closing any other documents reasonably necessary to complete and evidence the transaction contemplated hereby.

         12. Remedies. In the event that this transaction fails to close by reason of Purchaser's failure to perform its obligations under this Contract, the Earnest Money shall be retained by Seller as full liquidated damages in complete and total accord and satisfaction, the parties hereby acknowledging and agreeing





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to the difficulty of ascertaining Seller's actual damages in such circumstances. In the event that Seller fails or refuses to convey the Property in accordance with the terms of this Contract or otherwise perform its obligations hereunder after all conditions precedent to Seller's obligations to close have been met, then Purchaser shall have the right to a return of the Earnest Money or to seek all rights and remedies available at law or in equity, including the right to seek specific performance of Seller's obligations under this Contract, including the conveyance of the Property in accordance with the terms of this Contract, together with the costs and expenses incurred by Purchaser in specifically enforcing this Contract, including reasonable attorney's fees actually incurred by Purchaser.

         13. Entire Agreement. This Contract constitutes the entire agreement of the parties and may not be amended except by written instrument executed by Purchaser and Seller. Escrow Agent need not be a party to amendments to this Contract, but such amendments shall not affect or impair his rights or duties hereunder.

         14. Headings. The paragraph headings are inserted for convenience only and are in no way intended to interpret, define, or limit the scope of content of this Contract or any provision hereof.

         15. Possession. Seller shall deliver actual possession of the Property at Closing.





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         16.     Surviving Clauses.  The provisions of this Contract relating to tax prorations after Closing, Purchaser's indemnification with respect to its entering upon the Property prior to Closing, Seller's and Purchaser's indemnification concerning real estate commissions or brokerage fees, shall survive any Closing pursuant to this transaction or any termination of this Contract by either party as a matter of right hereunder or in breach of this Contract, notwithstanding any other provisions in this Contract to the contrary. Except as set forth in the preceding sentence or as otherwise expressly set forth herein, all other provisions of this Contract shall not survive the Closing of this transaction or any termination hereof by either party as a matter of right.

         17. Applicable Law. This Contract shall be construed, interpreted and enforced in accordance with the laws and decisions of the Commonwealth of Virginia.

         18. Successors and Assigns. This Contract shall be binding upon and inure to the benefit of Seller, Purchaser and Escrow Agent, and their respective successors and assigns, if any. The Purchaser's rights under this Contract are assignable provided such assignee shall expressly assume and agree to all of the terms and obligations of Purchaser set forth in this Contract or any written amendment hereto.

         19. Exhibits. The exhibits referred to in and attached to this Contract are incorporated herein by this reference.





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         20.     Feasibility Study.  The Purchaser's obligations under this
Contract are subject to and conditional upon Purchaser's satisfaction with respect to the following:

                 20.1 The overall economic feasibility of Purchaser's intended use of the Property (which is the development, construction and operation of a free standing hotel/motel upon the Property containing at least 80 rooms).

         In order to assist Purchaser in determining the foregoing, Seller shall provide certain items to Purchaser for inspection as follows:

         (a) within ten (10) days after the Date of this Agreement, copies of any existing engineer's reports, environmental reports, surveys or other reviews, evaluations or studies of or with respect to the Property;

         (b) within ten (10) days after the Date of this Agreement, copies of any leases, contracts and permits pertaining in any way to the Property and the ownership and operation thereof;

         (c) within twenty (20) days after the Date of this Agreement, a title insurance commitment relative to the Property issued by First American Title Insurance Company and copies of all exceptions from coverage shown thereon; and,

         (d) within twenty (20) days after the Date of this Agreement, a survey prepared by a duly licensed surveyor dated subsequent to the date hereof and sufficient to obtain title





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insurance coverage for matters of survey in accordance with the matters disclosed thereon.

         Purchaser shall have sixty (60) days from and after the Date of this Contract (the "Feasibility Period") by which to make such investigations and studies with respect to the foregoing as Purchaser deems appropriate and to give notice to Seller if any of the foregoing are not satisfactory to the Purchaser, in Purchaser's sole discretion. If Purchaser fails to give any notice prior to the end of the Feasibility Period, then such conditions shall be deemed to have been waived by Purchaser and this Contract shall remain in full force and effect. If Purchaser does give notice of such objections, then this Contract shall be thereby terminated, with Seller having the right to retain $100.00 of the Earnest Money (such amount in effect constituting option money for said time period), with the remainder of the Earnest Money being returned to Purchaser and the parties having no further rights, obligations or duties under this Contract. The conditions enumerated above are for Purchaser's benefit only, and the non-occurrence of a state of facts sufficient to satisfy any of the conditions above may not be used or pleaded by Seller as a defense to the enforceability of this Contract.

         21. Escrow Agent. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or breach of trust, and he shall accordingly not incur





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any such liability with respect (i) to any action taken or omitted in good faith upon advice of his counsel or (ii) to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Contract, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Contract. The Escrow Agent is hereby specifically authorized to refuse to act except upon the written consent of both parties, or lawful order issued by a court or competent jurisdiction. The parties hereby agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance or the performance of its duties hereunder, including any litigation arising from this Contract or involving the subject matter hereof. In the event of a dispute between any of the parties hereto sufficient in the discretion of the Escrow Agent to justify his doing so, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in his hands under this Contract, together with such legal pleadings as he deems appropriate, and thereupon be





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discharged from all further duties and liabilities under this Contract.  Any such legal action may be brought in such court as the Escrow Agent shall determine to have jurisdiction thereof. The parties shall bear all costs and expenses of any such legal proceedings.

         22. Conditions Precedent to Purchaser's Obligation to Close. In order for Purchaser to implement its intended use and development of the Property, it is necessary that certain assurances and agreements be received by Purchaser and the conditions specifically set forth herein be satisfied in accordance with the terms and provisions set forth herein prior to Closing. Therefore, Purchaser's obligations under this Contract are expressly conditioned upon Purchaser's satisfaction with respect to the matters set forth hereinafter:

         (1)  The acquisition and closing of the Hotel by Purchaser; and

         (2) Seller acknowledges that Purchaser is a real estate investment trust and in accordance therewith, Purchaser's obligation to close this transaction shall be conditioned upon Purchaser obtaining the approval of this Contract and the transaction contemplated herein from the board of directors of the general partner of Purchaser, Winston Hotels, Inc.





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         The failure to satisfy either of the foregoing conditions, shall give
Purchaser the right to terminate this Contract, with Seller having the right to retain $100.00 of the Earnest Money (such amount in effect constituting option money for said time period), with the remainder of the Earnest Money being returned to Purchaser and the parties having no further rights, obligations or
duties under this Contract.   The conditions enumerated above are for
Purchaser's benefit only and the non-occurrence of a state of facts sufficient to satisfy any of the conditions above may not be used or pleaded by Seller as a defense to the enforceability of this Contract. In the event Purchaser shall waive an unsatisfied condition and preserve this Contract in effect, Closing shall occur in accordance with paragraph 6.

         23.     Offer, Acceptance and Contract.  This document shall
constitute an offer by Purchaser.   If this offer is accepted by Seller, it
shall become a binding Contract between them when signed by Purchaser which signing by Purchaser shall occur on the date of receipt of two (2) signed originals from Seller. The validity of this Contract between Purchaser and Seller shall not be affected by whether or not the Escrow Agent has signed this Contract or any amendments hereto. As used herein, the phrase "Date of this Contract" shall mean the date on which the Contract is executed by both Purchaser and Seller.





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         IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent set their hands and seals hereto as of the date and year indicated next to their signatures.


                                        PURCHASER:

                                        WINN Limited Partnership,
                                        a North Carolina limited partnership


                                        By:  Winston Hotels, Inc.,
                                        a North Carolina corporation
                                        and sole general partner


(Corporate Seal)                        By:__________________________________
                                                       President

Attest:

________________________________

_______________________Secretary




Date Signed by Purchaser:

_______________________________, 1996





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STATE OF NORTH CAROLINA
COUNTY OF WAKE

         I, a Notary Public of the County and State aforesaid, certify that __________________________________________________, personally came before me this day and acknowledged that __he is ______________ Secretary of Winston Hotels, Inc., a North Carolina corporation, as sole general partner of WINN Limited Partnership, a North Carolina limited partnership, and that by authority duly given and as the act of the corporation as such general partner, the foregoing instrument was signed in its name by its ____________ President, sealed with its corporate seal and attested by ___________________ as its ___________Secretary. Witness my hand and official stamp or seal, this the
____ day of _____________, 1996.

My Commission Expires: _________             ______________________________
                                                     Notary Public

(SEAL)





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                                        SELLER:


                                        ____________________________(SEAL)


Date signed by Seller:

__________________________, 1996


STATE OF ___________________
COUNTY OF __________________

         I, a Notary Public of the County and State aforesaid, certify that Joseph Holiday personally appeared before me this day and acknowledged the execution of the foregoing instrument. Witness my hand and official stamp or seal this ____ day of ___________ , 1996.

My Commission Expires: ________               _______________________________
                                                       Notary Public

(SEAL)





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         Agreed to for purposes of serving as Escrow Agent hereunder and I hereby acknowledge receipt of the Earnest Money for the purposes set forth herein.

                                        The Title Company of North Carolina,
                                        Inc.


                                        By:___________________________________
                                           F. Alton Russell, President





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